EXHIBIT 4.7

                            INTER-CREDITOR AGREEMENT

      This INTER-CREDITOR AGREEMENT (this "Agreement') is made and effective as of February 8, 2005, by and among RCG Companies Incorporated, a Delaware corporation (the "Company" or the "Debtor"), the purchasers signatory to the Security Purchase Agreement (the "Purchase Agreement"), dated as of February 8, 2005, by and among the Company and the purchasers (the "Purchasers") and JGB Capital L.P. ("JGB" and collectively, the Purchasers and JGB shall be referred to herein as the "Creditors").

                                    RECITALS

      WHEREAS, the Debtor and the Purchasers have executed that certain Purchase Agreement and any and all subsequent amendments and waivers thereto, for the purchase of Secured Convertible Debentures, due February 8, 2007 (the "Debentures") and Common Stock Purchase Warrants (the "Warrants");

      WHEREAS, payments are to be made to the Creditors by Debtor pursuant to the Debentures (as defined in the Purchase Agreement), which such Debentures are secured by certain Security Agreements by and between the Debtor and Creditors and dated as of the date hereof;

      WHEREAS, the Creditors wish to memorialize their agreement concerning their respective rights, duties and obligations to one another with respect to the Purchase Agreement, the Debentures and Transaction Documents (as defined in the Purchase Agreement); and

      WHEREAS, ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THEIR RESPECTIVE MEANINGS AS SET FORTH IN THE PURCHASE AGREEMENT.

      NOW, THEREFORE, in consideration of the mutual covenants herein, their respective performances and benefits pertaining to the Purchase Documents, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

1. Payment of Obligations and Expenses.

      1.1. The parties agree that the payment of all amounts due under the Debentures and all expenses related to such Transaction Documents shall be shared in proportion to the amount owed to each Creditor pursuant to their Debenture. To the extent that any party receives a Debenture payment in excess of the payment amount due to such party pursuant to such party's Debenture, the other parties shall immediately be notified and such excess amounts shall be paid to such parties on a pro-rata basis.

      1.2 If an Event of Default occurs and any party hereto receives payment from the Company, the other parties hereto shall be immediately notified and such payment shall be shared with all of the other Creditors on a pro-rata basis.


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                                                                     EXHIBIT 4.7


      1.3 If an Event of Default occurs and any party hereto collects proceeds pursuant to its rights under the Security Agreements, the other parties shall be immediately notified and such proceeds shall be shared with the other Creditors on a pro-rata basis.

      1.4 The Company agrees it shall treat each of the Creditors on a pari passu basis, without preference or priority of any kind over one another, including in the event of a bankruptcy, and without regard to perfection or order of priority of the Creditors.

2. Indemnification by the Debtor. The Debtor shall indemnify, defend, and hold harmless the Creditors against and in respect of any and all liability, claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorney's fees, including those arising from settlement negotiations, that the Creditors shall incur or suffer, which arise, result from, or relate to any breach of, or failure by the Debtor to perform, any of the Debtor's representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by the Debtor under this Agreement.

3. Indemnification by Each Creditor. Each Creditor (the "Indemnifying Creditor") shall indemnify, defend, and hold harmless each of the other Creditors (the "Indemnified Creditors") against and in respect of any and all liability, claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorney's fees, including those arising from settlement negotiations, that such Indemnified Creditors shall incur or suffer, which arise, result from, or relate to any breach of, or failure by the Indemnifying Creditor to perform, any of Indemnifying Creditor's representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by the Indemnifying Creditor under this Agreement.

4. Miscellaneous.

      4.1 Assignment. The rights and obligations of the parties under this Agreement may not be assigned or assumed without the written consent of all parties. Any attempt to transfer same shall be void ab initio.

      4.2 Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, and successors.

      4.3 Parties in Interest. Except as expressly provided in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right to subrogation or action over against any party to this Agreement.


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                                                                     EXHIBIT 4.7


      4.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

      4.5 Amendment. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties.

      4.6 Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      4.7 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page prior to 4:00 p.m. (New York City time) on a business day and an electronic confirmation of delivery is received by the sender, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 4:00 p.m. (New York City time) on any business day, (c) three business days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth on the signature pages hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

      4.9 Governing Law and Venue. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, and any action or proceeding, including arbitration, brought by any party in which this Agreement is a subject, shall be brought in New York County, New York.

      4.10 Effect of Headings. The headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

      4.11 Invalidity. Any provision of this Agreement which is invalid, void, or illegal, shall not affect, impair, or invalidate any other provision of this Agreement, and such other provisions of this Agreement shall remain in full force and effect.

      4.12 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      4.13 Number and Gender. When required by the context of this Agreement, each number (singular and plural) shall include all numbers, and each gender shall include all genders.


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                                                                     EXHIBIT 4.7


      4.14 Joint and Several Liability. In the event either party now or hereafter shall consist of more than one person, firm, or corporation, then and in such event, all such persons, firms or corporations shall be jointly and severally liable as parties under this Agreement.

      4.15 Further Assurances. Each party to this Agreement agrees to execute further instruments as may be necessary or desirable to carry out this Agreement, provided the party requesting such further action shall bear all related costs and expenses.

      4.16 Professional Fees and Costs. If any legal or equitable action, arbitration, or other proceeding, whether on the merits or on motion, are brought or undertaken, or an attorney retained, to enforce this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, then the successful or prevailing party or parties in such undertaking (or the party that would prevail if an action were brought) shall be entitled to recover reasonable attorney's fees and other professional fees and other costs incurred in such action, proceeding, or discussions, in addition to any other relief to which such party may be entitled. The parties intend this provision to be given the most liberal construction possible and to apply to any circumstances in which such party reasonably incurs expenses.

      4.17 Effectiveness. This Agreement shall be dated and effective upon execution of this Agreement (or one or more of its counterparts) by all of the parties.


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                                                                     EXHIBIT 4.7


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


RCG COMPANIES INCORPORATED


By:__________________________________________
     Name:
     Title:

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR CREDITORS FOLLOWS]


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                                                                     EXHIBIT 4.7


          [SIGNATURE PAGE OF CREDITORS TO rcg INTERCREDITOR AGREEMENT]

Name of Creditor: ____________________________________
Signature of Authorized Signatory of Creditor: ____________________________ Name of Authorized Signatory: _____________________________________________
Title of Authorized Signatory: ____________________________________________

                           [SIGNATURE PAGES CONTINUE]


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